UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2025

VICARIOUS SURGICAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39384	87-2678169
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

78 Fourth Avenue
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 868-1700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RBOT	The New York Stock Exchange
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share	RBOT WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer and Director

On July 30, 2025, the Board of Directors (the “Board”) of Vicarious Surgical Inc. (the “Company”) appointed Stephen From as Chief Executive Officer of the Company, effective as of August 7, 2025 (the “Effective Date”). The Board also approved an increase to the size of the Board and the appointment of Mr. From to the Board to fill the resulting vacancy, in each case effective as of the Effective Date and subject to the commencement of Mr. From’s employment on that date.

Mr. From, age 62, has served as Chief Executive Officer of Aruna Bio from April 2022 through the present, guiding the company’s strategic direction and clinical advancement of its proprietary neural exosome platform. From October 2005 through February 2021, Mr. From served as President and Chief Executive Officer, and from February 2021 through January 2022 served as Executive Chairman, of Kiora Pharmaceuticals, Inc., formerly known as EyeGate Pharmaceuticals, Inc., leading the company through its initial public offering and multiple acquisitions and licensing transactions in the ophthalmic therapeutics space. Prior to EyeGate, Mr. From served as the Chief Financial Officer of Centelion SAS, then a biotech subsidiary of Sanofi-Aventis, and spent several years in investment banking, focusing on the life sciences sector at Bank of America Securities and Robertson Stephens. Mr. From holds a Bachelor of Science from the University of Western Ontario and earned his accounting designation from Wilfrid Laurier University.

There are no arrangements or understandings between Mr. From and any other person pursuant to which he was appointed to serve as Chief Executive Officer of the Company. There are no family relationships between Mr. From and any director or executive officer of the Company, and Mr. From does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of President

Also on July 30, 2025, the Board appointed Adam Sachs, the Company’s current Chief Executive Officer, as President of the Company, effective as of the Effective Date. Biographical and other information about Mr. Sachs is included in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2025, and is hereby incorporated by reference.

There are no arrangements or understandings between Mr. Sachs and any other person pursuant to which he was appointed to serve as President of the Company. There are also no family relationships between Mr. Sachs and any director or executive officer of the Company, and Mr. Sachs does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Agreement

In connection with Mr. From’s appointment as Chief Executive Officer, on July 30, 2025, the Company entered into an Executive Employment Agreement (the “Employment Agreement”) with Mr. From. Pursuant to the Employment Agreement, Mr. From will serve as the Company’s Chief Executive Officer and report directly to the Board or its designee. Mr. From’s service pursuant to the Employment Agreement will continue until terminated in accordance with its terms.

Under the Employment Agreement, Mr. From will receive an annual base salary of $500,000, and will be eligible to receive an annual performance bonus targeted at 50% of Mr. From’s then-current annual base salary. The actual amount of any bonus will be determined by reference to the attainment of applicable Company and/or individual performance objectives, as determined by the Board. Pursuant to the Employment Agreement, Mr. From is also eligible to participate in customary welfare and fringe benefit plans, provided by the Company to its employees at the same level as Mr. From.

The Employment Agreement provides that, subject to the approval of the Board and the Compensation Committee of the Board, the Company will grant to Mr. From a non-qualified stock option (the “Option”) exercisable for up to 297,600 shares of the Company’s Class A common stock. Twenty-five percent of the Option will vest on the one-year anniversary of its grant date and the remainder will vest in 36 consecutive, equal monthly installments, subject to Mr. From’s continued service to the Company through each vesting date. The Option will be granted as a material inducement to Mr. From entering into employment with the Company pursuant to Section 303A.08 of the New York Stock Exchange Listed Company Manual. Consequently, the Option will be made outside of the Company’s 2021 Equity Incentive Plan, as amended (the “Plan”), but will be subject to terms and conditions generally consistent with those in the Plan.

In the event that Mr. From is terminated without Cause or resigns from his position for Good Reason, as such terms are defined in the Employment Agreement, he will, subject to execution of a separation agreement in a form acceptable to the Company, be entitled to receive a severance payment in the form of salary continuation payments for twelve months of his base salary.

The Company will reimburse Mr. From for all ordinary and reasonable out-of-pocket business expenses incurred by Mr. From in furtherance of the Company’s business in accordance with the Company’s policies with respect thereto as in effect from time to time. Mr. From will also be subject to the Company’s Non-Competition and Non-Solicitation Agreement and Invention and Non-Disclosure Agreement, which impose certain post-employment restrictive covenants.

The foregoing description of the Employment Agreement is a summary and does not purport to be complete. Such description is qualified in its entirety by reference to the text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On July 31, 2025, the Company issued a press release announcing the appointment of Mr. From as Chief Executive Officer and Mr. Sachs as President. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Executive Employment Agreement, dated as of July 30, 2025, between Vicarious Surgical Inc. and Stephen From
99.1	Press Release dated July 31, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICARIOUS SURGICAL INC.

By:	/s/ Adam Sachs
Name:	Adam Sachs
Title:	Chief Executive Officer

Date: July 31, 2025

3